UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 16, 2007

DOLLAR GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Mission Ridge, Goodlettsville, Tennessee	37072

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On May 16, 2007, Dollar General announced that it will hold a special meeting of shareholders on June 21, 2007, at the Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee, 37072 at 10:00 a.m., for the purpose of voting on a proposal to approve the merger agreement with affiliates of investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. Shareholders of record as of the close of business on May 18, 2007, will be entitled to vote at the special meeting of shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR GENERAL CORPORATION

By: /s/ Suasan S. Lanigan
Name: Susan S. Lanigan
Title:	Executive Vice President and General
Counsel

Date: May 16, 2007

INDEX OF EXHIBITS

Number	Exhibit
99.1	Press release dated May 16, 2007.